SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2010

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One M&T Plaza, Buffalo, New York 14203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (716) 842-5445

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On October 31, 2010, M&T Bank Corporation (“M&T”), a New York corporation, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Wilmington Trust Corporation (“Wilmington”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, MTB One, Inc. (“Merger Sub”), a corporation formed in Delaware as a wholly owned subsidiary of M&T, will merge with and into Wilmington, with Wilmington continuing as the surviving corporation and a wholly owned subsidiary of M&T (the “Merger”).

Pursuant to the Merger Agreement, each outstanding share of common stock of Wilmington will be converted into the right to receive 0.051372 shares of M&T common stock, and each outstanding share of Series A Fixed Rate Cumulative Perpetual Preferred Stock of Wilmington (“Wilmington TARP Preferred”) will be exchanged for one-one hundredth (1/100) of a share of M&T preferred stock with substantially the same rights, powers and preferences as the Wilmington TARP Preferred.  The outstanding warrant to purchase Wilmington common stock, which was issued on December 12, 2008 to the United States Department of the Treasury, will be converted into a warrant to purchase M&T common stock, subject to appropriate adjustments.  Stock-based awards granted under the Wilmington stock plans will vest and be converted into the right to receive the merger consideration and outstanding stock options granted under the Wilmington stock plans will be cancelled without consideration.  Wilmington’s employee stock purchase plan will be terminated prior to the closing of the Merger.

The Merger Agreement also provides that upon consummation of the Merger, the board of directors of M&T will be increased by one, and Mr. Donald E. Foley, Wilmington’s Chief Executive Officer, will be appointed as a director of M&T.

The Board of Directors of Wilmington has adopted a resolution recommending approval of the Merger and adoption by its stockholders and Wilmington has agreed to submit the Merger Agreement to its stockholders for consideration.

Consummation of the Merger is subject to certain customary conditions, including, among others, approval of the stockholders of Wilmington, governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), and material compliance by the other party with its obligations under the Merger Agreement.

M&T and Wilmington have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) with respect to the conduct of their respective businesses during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) that Wilmington will convene and hold a meeting of the stockholders of Wilmington to consider and vote upon the adoption of the Merger Agreement, and (iv) that, subject to certain exceptions, the Wilmington board of directors will recommend the adoption of the Merger Agreement by its stockholders.  In addition, Wilmington has made certain additional customary covenants not to, including, among others, (x) solicit or facilitate inquiries or proposals relating to alternative business combination transactions or (y) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information or data in connection with, alternative business combination transactions.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of that agreement and were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  In addition, such representations and warranties (a) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of a knowing breach as of the date of the Merger Agreement, and (b) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other filings that each of M&T and Wilmington make with the Securities and Exchange Commission.

The Merger Agreement provides certain termination rights for both Wilmington and M&T, and further provides that upon termination of the Merger Agreement under certain circumstances, Wilmington will be obligated to pay M&T a termination fee of $30 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits

(d)      Exhibits.

           The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger dated as of October 31, 2010 by and among M&T Bank Corporation, MTB One, Inc. and Wilmington Trust Corporation.

Forward-Looking Statements

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act giving the Company's expectations or predictions of future financial or business performance or conditions.  Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may”, or by variations of such words or by similar expressions.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time.  Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in M&T’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Wilmington Trust stockholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the M&T and Wilmington Trust businesses or fully realizing cost savings and other benefits; business disruption following the merger;  changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of M&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Additional Information

In connection with the proposed merger, M&T will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Wilmington Trust Corporation (“Wilmington Trust”) and a Prospectus of M&T, as well as other relevant documents concerning the proposed transaction.  INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about M&T and Wilmington Trust at the SEC’s Internet site (http://www.sec.gov).  You will also be able to obtain these documents, free of charge, at http://www.mtb.com under the tab “About Us” and then under the heading “Investor Relations” and then under “SEC Filings.”  Copies of the Proxy Statement/Prospectus and the SEC filings that will be incorporated by reference in the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Investor Relations, One M&T Plaza, Buffalo, New York 14203, (716) 842-5138.

M&T and Wilmington Trust and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Wilmington Trust in connection with the proposed merger.  Information about the directors and executive officers of M&T is set forth in the proxy statement for M&T’s 2010 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 5, 2010.  Information about the directors and executive officers of Wilmington Trust is set forth in the proxy statement for Wilmington Trust’s 2010 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on February 22, 2010.  Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available.  You may obtain free copies of this document as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, M&T Bank Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

/s/ René F. Jones
René F. Jones
Executive Vice President and Chief Financial Officer

Date: November 2, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger dated as of October 31, 2010 by and among M&T Bank Corporation, MTB One, Inc. and Wilmington Trust Corporation.